UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

As previously announced on November 23, 2009, MGP Ingredients, Inc. (the “Company”) completed a series of related transactions on November 20, 2009 pursuant to which the Company has contributed its alcohol production facility in Pekin, Illinois (the “Plant”) to a newly-formed company, Illinois Corn Processing, LLC (“ICP”), and then sold 50% of the membership interest in ICP to Illinois Corn Processing Holdings LLC (“ICPH”), an affiliate of SEACOR Energy Inc., for $15 million cash.  SEACOR Capital Corporation, another affiliate of SEACOR Energy Inc., will provide funding to ICP through a revolving loan facility and a term loan.  Both loans are secured by all assets of ICP, including the Plant, but are non-recourse to the Company.  ICP will reactivate distillery operations at the Pekin facility.  The Company will market food-grade and industrial-grade alcohol products manufactured by ICP and SEACOR Energy Inc. will market ethanol products manufactured by ICP, as soon as production resumes at the Plant.  In connection with these transactions, the Company entered into the following agreements:

1)          Contribution Agreement.  The Company and ICP entered into a Contribution Agreement dated November 20, 2009 pursuant to which the Company contributed the Plant to ICP at an agreed value of $30 million, consisting of land and fixed assets valued at $29.1 million and maintenance and repair materials valued at $900,000.

2)          LLC Interest Purchase Agreement.  The Company and ICPH entered into an LLC Interest Purchase Agreement dated November 20, 2009 (the “IPA”) pursuant to which ICPH acquired 50% of the membership interest in ICP for a purchase price of $15 million.  The IPA also provides ICPH with the option to purchase up to an additional 20% of the membership interest in ICP at any time between the second and fifth anniversary of the closing date for a specified price.

3)          LLC Agreement.  The Company and ICPH entered into a Limited Liability Company Agreement dated November 20, 2009 (the “LLC Agreement”).  Pursuant to the LLC Agreement, the Company and ICPH each have 50% of the voting and equity interests in ICP.  Day to day management of ICP is retained by the members.  The LLC Agreement also provides for the creation of an advisory board consisting of three advisors appointed by the Company and three advisors appointed by ICPH.  The LLC Agreement contains buy-sell provisions and provisions addressing operations if losses are incurred.

4)          Marketing Agreements.  The Company and ICP entered into a Marketing Agreement dated November 20, 2009 pursuant to which ICP will manufacture and supply food-grade and industrial-use alcohol products for the Company, and the Company will purchase, market and sell such products.  Pursuant to the Marketing Agreement, the Company will share margin realized from the sale of the products under the agreement with ICP.  The Marketing Agreement has an initial term of one year but automatically renews for one year terms thereafter, subject to specified exceptions. SEACOR Energy, Inc.  has entered into a similar agreement with ICP with respect to the marketing of ethanol.

The LLC Agreement permits the Company to pledge its interest in ICP to secure the Company’s obligations under its credit facility with Wells Fargo Bank, National Association, and the Company has done so as of November 20, 2009.  The Company also agreed with Wells Fargo that it will be an event of default under its credit facility if the Company receives an indemnification demand under the Contribution Agreement or other agreement relating to the Plant and that by February 15, 2010 the Company would grant to Wells Fargo Bank a leasehold mortgage on its headquarters and technical center in Atchison, Kansas and pledge a related industrial development bond to Wells Fargo that previously were mortgaged and pledged to Exchange National Bank.

Item 1.02                                             Termination of Material Definitive Agreements.

The Company paid $6,266,538.43 to Central Illinois Light Company (“CILCO”) on November 20, 2009.  This payment satisfies all of the Company’s obligations to CILCO under a promissory note dated August 14, 2009.  The Company has secured a release of the related mortgage on the Plant held by CILCO.

The Company also paid $2,810,739.74 to Exchange National Bank on November 20, 2009.  This payment satisfies all of the Company’s obligations to Exchange National Bank under a promissory note dated April 15, 2009.  The Company has secured a release of the related mortgage on the Plant held by the bank.

On November 20, 2009, the Company’s other lenders holding liens on the Plant property, Wells Fargo Bank, National Association, and the Cloud L. Cray, Jr. Trust, also released their liens on the Plant property in connection with the consummation of the transactions.

Item  2.01                                          Completion of Acquisition or Disposition of Assets.

Please see Item 1.01, incorporated herein by reference. Copies of the Contribution Agreement, the LLC Interest Purchase Agreement and the Limited Liability Company Agreement of Illinois Corn Processing, LLC are filed herewith as exhibits.

There is no prior material relationship, other than in respect of the transaction, between SEACOR Energy Inc. and its affiliates, on one hand, and the Company and its affiliates, directors, officers or their associates, on the other hand.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Contribution Agreement and the LLC Interest Purchase Agreement require the Company to indemnify ICP and ICPH from and against any damages or liabilities arising from a breach of the Company’s representations and warranties in the Contribution Agreement and the IPA and also with respect to environmental damages or liabilities related to the Plant originating prior to the closing.

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

The Company will recognize estimated pre-tax charges of approximately $2.3 million in the second quarter of the current fiscal year related to the completion of the transactions described in Item 1.01.  The costs consist of approximately $1.9 million to adjust the book value of the contributed maintenance and repair materials to the agreed upon value and $1.0 million for advisory fees, offset by a $0.6 million write-off of accrued liabilities.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits.

10.1                           Contribution Agreement dated November 20, 2009 between MGP Ingredients, Inc. and Illinois Corn Processing, LLC.

10.2                           LLC Interest Purchase Agreement dated November 20, 2009 between MGP Ingredients, Inc. and Illinois Corn Processing Holdings LLC.

10.3                           Limited Liability Company Agreement of Illinois Corn Processing, LLC dated November 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: November 27, 2009	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk
President and Chief Executive Officer